Exhibit 3.1

AGREED FORM

FORM OF RESTATED CERTIFICATE OF INCORPORATION

OF

LIBERTY EXPEDIA HOLDINGS, INC.

LIBERTY EXPEDIA HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

(1)                                 The name of the Corporation is Liberty Expedia Holdings, Inc.  The original Certificate of Incorporation of the Corporation was filed on March 15, 2016.

(2)                                 This Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation.

(3)                                 This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

(4)                                 This Restated Certificate of Incorporation will become effective on [•] at [•] p.m. Eastern Time.

(5)                                 Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is Liberty Expedia Holdings, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808.  The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same may be amended from time to time, the “DGCL”).

ARTICLE IV

AUTHORIZED STOCK

The total number of shares of capital stock which the Corporation will have authority to issue is three hundred seventy six million (376,000,000) shares, of which:

(1)                                 three hundred twenty six million (326,000,000) shares will be of a class designated as Common Stock, par value $0.01 per share (“Common Stock”), and such class will be divided into series as follows:

a.              one hundred sixty million (160,000,000) shares of Common Stock will be of a series designated as “Series A Common Stock” (the “Series A Common Stock”);

b.              six million (6,000,000) shares of Common Stock will be of a series designated as “Series B Common Stock” (the “Series B Common Stock”);

c.               one hundred sixty million (160,000,000) shares of Common Stock will be of a series designated as “Series C Common Stock” (the “Series C Common Stock”); and

(2)                                 fifty million (50,000,000) shares will be of a class designated as Preferred Stock, par value $0.01 per share (“Preferred Stock”), which are undesignated as to series and are issuable in accordance with the provisions of Article IV, Section C hereof and the DGCL.

Upon this Restated Certificate of Incorporation (as it may from time to time hereafter be amended or restated, this “Restated Certificate”) becoming effective pursuant to the DGCL (the “Effective Time”), the shares of Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be reclassified as (i) X (as defined below) number of shares of the Series A Common Stock, par value $0.01 per share, (ii) Y (as defined below) number of shares of the Series B Common Stock, par value $0.01 per share, and (iii) Z (as defined below) number of shares of the Series C Common Stock, par value $0.01 per share, in each case, without any action by the holder thereof.  As used in this paragraph, “X” means the product, rounded down to the nearest whole share, of (i) the number of outstanding shares of Liberty Interactive Corporation’s Series A Liberty Ventures Common Stock, par value $0.01 per share, and (ii) 0.4, “Y” means the product, rounded down to the nearest whole share, of (i) the number of outstanding shares of Liberty Interactive Corporation’s Series B Liberty Ventures Common Stock, par value $0.01 per share, and (ii) 0.4, and “Z” means the product, rounded down to the nearest whole share, of (i) the number of outstanding shares of Liberty Interactive Corporation’s Series C Liberty Ventures Common Stock, par value $0.01 per share, and (ii) 0.4, in each case, as of 5:00 p.m., New York City time, on [•].

The description of the Common Stock and the Preferred Stock, and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, or the method of fixing and establishing the same, are as hereinafter set forth in this Article IV.

SECTION A

CERTAIN DEFINITIONS AND INTERPRETATIONS

Unless the context otherwise requires, the terms defined below will have, for all purposes of this Restated Certificate, the meanings herein specified:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person.

“Board of Directors” or “Board” means the Board of Directors of the Corporation and, unless the context indicates otherwise, also means, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Corporation with respect to such matter.  The term “entire Board” means the total number of directors that the Corporation would have if there were no vacancies.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by agreement, or otherwise. The terms “Controls”, “Controlled” and “Controlling” will have corresponding meanings.

“Convertible Securities” means (x) any securities of the Corporation (other than any series of Common Stock) that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of the Corporation or any other Person, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise, and (y) any securities of any other Person that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of such Person or any other Person (including the Corporation), whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise.

“Diller Assignment” means that certain Assignment Agreement, dated as of [•], between Barry Diller and the Corporation, as such agreement may be amended from time to time.

“Expedia” means Expedia, Inc., a Delaware corporation, or any successor to all or substantially all of the assets of Expedia, whether by operation of law or otherwise.

“Governance Agreement” means that certain Amended and Restated Governance Agreement, dated as of December 20, 2011, among Expedia, Liberty Interactive Corporation and Barry Diller, as assigned to the Corporation pursuant to the Assignment and Assumption of Governance Agreement, dated as of [•], as such agreement may be further amended.

“Person” means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

“Series A Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for Series A Common Stock.

“Series B Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for Series B Common Stock.

“Series C Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for Series C Common Stock.

“Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement, dated as of December 20, 2011, between Liberty Interactive Corporation and Barry Diller, as assigned to the Corporation pursuant to the Assignment and Assumption of Stockholders Agreement, dated as of [•], and as amended pursuant to Amendment No. 1 to Stockholders Agreement, dated as of [•], as such agreement may be further amended.

“Subsidiary” when used with respect to any Person, means any other Person (1) of which (x) in the case of a corporation, at least (A) 50% of the equity or (B) 50% of the voting interests are owned or Controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (y) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (A) owns at least 50% of the equity interests thereof or (B) has the power to elect or direct the election of at least 50% of the members of the governing body thereof or otherwise has Control over such organization or entity; or (2) that is required to be consolidated with such first Person for financial reporting purposes under U.S. Generally Accepted Accounting Principles, as in effect from to time.

“Transaction Agreement” means that certain Amended and Restated Transaction Agreement, dated as of September 22, 2016, by and among Liberty Interactive Corporation, the Corporation, Barry Diller, John C. Malone and Leslie Malone, as such agreement may be amended, restated or amended and restated from time to time in accordance with the terms thereof.

“Underlying Securities” means, with respect to any class or series of Convertible Securities, the class or series of securities into which such class or series of Convertible Securities are directly or indirectly convertible, or for which such Convertible Securities are directly or indirectly exchangeable, or that such Convertible Securities evidence the right to purchase or otherwise receive, directly or indirectly.

“Voting Securities” means the Series A Common Stock, the Series B Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Voting Security; provided, that, each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

SECTION B

SERIES A COMMON STOCK, SERIES B COMMON STOCK AND
SERIES C COMMON STOCK

Each share of Series A Common Stock, each share of Series B Common Stock and each share of Series C Common Stock will, except as otherwise provided in this Restated Certificate, be identical in all respects and will have equal rights, powers and privileges.

1.                                      Voting Rights.  Holders of Series A Common Stock will be entitled to one (1) vote for each share of such stock held of record, and holders of Series B Common Stock will be entitled to ten (10) votes for each share of such stock held of record, in each case on all matters on which they are entitled to vote, that are submitted to a vote of stockholders of the Corporation (regardless of whether such holders are voting together with the holders of all Voting Securities, or as a separate class with the holders of one or more series of Common Stock or Preferred Stock, or as a separate series of Common Stock or Preferred Stock, or otherwise); provided, however, that notwithstanding the foregoing, with respect to any vote of stockholders with respect to the election or removal of Common Stock Directors (as defined below) occurring prior to the Series B Director Termination Time (as defined below), holders of Series A Common Stock will be entitled to one (1) vote for each share of such stock held of record, and holders of Series B Common Stock will be entitled to two (2) votes for each share of such stock held of record, with the holders of Series A Common Stock and Series B Common Stock voting together as a separate class.  Holders of Series C Common Stock will not be entitled to any voting powers, except as (and then only to the extent) otherwise required by the laws of the State of Delaware.  If a vote or consent of the holders of Series C Common Stock should at any time be required by the laws of the State of Delaware on any matter, the holders of Series C Common Stock will be entitled to one-hundredth (1/100) of a vote on such matter for each share of Series C Common Stock held of record.

Except (A) as may otherwise be required by the laws of the State of Delaware, (B) as may otherwise be provided in this Restated Certificate, or (C) as may otherwise be provided in any Preferred Stock Designation (as defined in Article IV, Section C hereof), the holders of outstanding shares of Series A Common Stock, the holders of outstanding shares of Series B Common Stock and the holders of outstanding shares of each series of Preferred Stock that is designated as a Voting Security and is entitled to vote thereon in accordance with the terms of the applicable Preferred Stock Designation, will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, and irrespective of the provisions of Section 242(b)(2) of the DGCL, any proposed amendment to this Restated Certificate required to be voted on by the stockholders of the Corporation that would (x) increase (i) the number of authorized shares of Common Stock or any series thereof, (ii) the number of authorized shares of Preferred Stock or any series thereof or (iii) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established or (y) decrease (i) the number of authorized shares of Common Stock or any series thereof, (ii) the number of authorized shares of Preferred Stock or any series thereof or (iii) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but, in each case, not below the number of shares of such class or series of capital stock, as the case may be, then outstanding)) and no separate class or series vote or consent of the holders of shares of any class or series of capital stock of the Corporation will be required for the approval of any such matter.  In the event the holders of the Series C Common Stock are entitled to vote on any matter that may be submitted to a vote of stockholders of the Corporation, such holders will vote as one class with all other stockholders of the Corporation entitled to vote on such matter, unless otherwise required by this Restated Certificate, the laws of the State of Delaware or any Preferred Stock Designation.

2.                                      Conversion Rights.

(a)                                 Each share of Series B Common Stock will be convertible, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Common Stock.  Any such conversion may be effected by any holder of Series B Common Stock by (i) if such holder’s shares of Series B Common Stock are certificated, surrendering such holder’s certificate or certificates for the Series B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Common Stock, and (ii) providing a written notice to the Corporation at the office of the Corporation or any transfer agent for the Series B Common Stock that such holder elects to convert all or a specified number of shares of Series B Common Stock, which shall state such holder’s name or the names of the nominees in which such holder desires the shares of Series A Common Stock to be issued and, shall, if required by the last sentence of Article IV, Section B.2(b) of this Restated Certificate, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes.  If required by the Corporation, any certificate representing shares surrendered for conversion in accordance with this Article IV, Section B.2(a) will be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder.  Promptly thereafter, if the shares of Series A Common Stock will be represented by a certificate or certificates, the Corporation will issue and deliver to such holder or such holder’s nominee or nominees, a certificate or certificates representing the number of shares of Series A Common Stock to which such holder will be entitled as herein provided.  If less than all of the shares of Series B Common Stock represented by any one certificate (if any) are to be converted, the Corporation will issue and deliver to such holder or such holder’s nominee or nominees a new certificate representing the shares of Series B Common Stock not converted.  If the shares of Series A Common Stock to be issued upon the conversion of the Series B Common Stock are uncertificated, the Corporation shall promptly issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares or other evidence of shares held in book-entry form.  Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates (if any), notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Common Stock on that date.  A number of shares of Series A Common Stock equal to the number of shares of Series B Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Common Stock.  Shares of Series A Common Stock and shares of Series C Common Stock are not convertible into shares of any other series of Common Stock.

(b)                                 The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Series A Common Stock on conversion of shares of Series B Common Stock pursuant to this Article IV, Section B.2.  The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of any shares of Series A Common Stock in a name other than that in which the shares of Series B Common Stock so converted were registered and no such issue or delivery will be made unless and until the Person requesting the same has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

3.                                      Dividends.

Whenever a dividend, other than a dividend that constitutes a Share Distribution, is paid to the holders of any series of Common Stock then outstanding, the Corporation will also pay to the holders of each other series of Common Stock then outstanding an equal dividend per share.  Dividends will be payable only if, as and when declared by the Board of Directors out of assets of the Corporation legally available therefor.  Whenever a Share Distribution is paid to the holders of any series of Common Stock then outstanding, the Corporation will also pay a Share Distribution to the holders of each other series of Common Stock then outstanding, as provided in Article IV, Section B.4 below.  For purposes of this Article IV, Section B.3 and Article IV, Section B.4 below, a “Share Distribution” means a dividend or distribution (including a distribution made in connection with any stock-split, reclassification, recapitalization, dissolution, winding up or full or partial liquidation of the Corporation) payable in shares of any class or series of capital stock, Convertible Securities or other securities of the Corporation or any other Person.

4.                                      Share Distributions.

If at any time a Share Distribution is to be made with respect to any series of Common Stock, such Share Distribution may be declared and paid only as follows:

(a)                                 a Share Distribution (i) consisting solely of shares of Series C Common Stock or Series C Convertible Securities may be declared and paid to holders of Series A Common Stock, Series B Common Stock and Series C Common Stock, on an equal per share basis, or (ii) consisting of (x) shares of Series A Common Stock or Series A Convertible Securities may be declared and paid to holders of Series A Common Stock, on an equal per share basis, (y) shares of Series B Common Stock or Series B Convertible Securities may be declared and paid to holders of Series B Common Stock, on an equal per share basis, and (z) shares of Series C Common Stock or Series C Convertible Securities may be declared and paid to holders of Series C Common Stock, on an equal per share basis; or

(b)                                 a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than solely Series A Common Stock, Series B Common Stock or Series C Common Stock (or Series A Convertible Securities, Series B Convertible Securities or Series C Convertible Securities), may be declared and paid on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of Series A

Common Stock, Series B Common Stock and Series C Common Stock, (ii) separate classes or series of securities, on an equal per share basis, to the holders of each such series of Common Stock or (iii) a separate class or series of securities to the holders of one or more series of Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Common Stock; provided, that, in connection with a Share Distribution pursuant to clause (ii) or clause (iii), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the Underlying Securities) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion and share distribution provisions, as applicable), with holders of shares of Series B Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion and share distribution, as applicable) among the Series A Common Stock, the Series B Common Stock and the Series C Common Stock, and (2) in the event the securities to be received by the holders of shares of Common Stock other than the Series B Common Stock consist of different classes or series of securities, with each such class or series of securities (or the Underlying Securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion and share distribution provisions, as applicable), then such classes or series of securities will be distributed to the holders of each series of Common Stock (other than the Series B Common Stock) (A) as the Board of Directors determines or (B) such that the relative voting rights (and any related differences in designation, conversion and share distribution provisions, as applicable) of the class or series of securities (or the Underlying Securities) to be received by the holders of each series of Common Stock (other than the Series B Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion and share distribution provisions, as applicable) of such series of Common Stock, as compared to the other series of Common Stock (other than the Series B Common Stock).

5.                                      Reclassification.

The Corporation will not reclassify, subdivide or combine one series of Common Stock without reclassifying, subdividing or combining each other series of Common Stock, on an equal per share basis.  Any such reclassification, subdivision or combination is subject to Article IX of this Restated Certificate.

6.                                      Liquidation and Dissolution.

In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the payment in full of the preferential or other amounts to which any series of Preferred Stock are entitled, the holders of shares of Series A Common Stock, the holders of shares of Series B Common Stock and the holders of shares of Series C Common Stock will share equally, on a share for share basis, in the assets of the Corporation remaining for distribution to the holders of Common Stock.  Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation will itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article IV, Section B.6.

7.                                      Protective Covenants.

Notwithstanding the powers, designations, preferences, and relative, participating, optional or other rights and qualifications, limitations or restrictions of any class or series of Preferred Stock or Common Stock then outstanding, from and after the Effective Time until the Series B Director Termination Time, the Corporation shall not (and the Board shall not resolve to):

(a)                                 issue any shares of Series B Common Stock, other than upon exercise in accordance with the terms of Series B Convertible Securities of the Corporation which are outstanding immediately following the Effective Time, without the approval of a majority of the Series B Directors then in office at such time as there is at least one (1) Series B Director in office, in addition to any other vote of the stockholders of the Corporation otherwise required by any applicable law or regulation;

(b)                                 change the number of directors specified herein as constituting the entire Board, including the relative number of Series B Directors and Common Stock Directors constituting such entire Board; and

(c)                                  authorize any merger or consolidation of this Corporation with or into any other corporation or other entity in which the entity surviving such merger or consolidation is not a corporation organized under the laws of the State of Delaware.

SECTION C

PREFERRED STOCK

The Preferred Stock may be issued in one or more series from time to time, with such powers, designations, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions thereof, as will be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors, a copy of which will be filed as required by law (a “Preferred Stock Designation”).  The Board of Directors, in the Preferred Stock Designation with respect to a series of Preferred Stock, may, without limitation of the foregoing, fix the following with respect to any such series of Preferred Stock:

(i)                                     the distinctive serial designations and the number of authorized shares of such series, which may be increased or decreased, but not below the number of shares thereof then outstanding, in the manner permitted by law (except where otherwise provided in a Preferred Stock Designation);

(ii)                                  the dividend rate or amounts, if any, for such series, the date or dates from which dividends on all shares of such series will be cumulative, if dividends on stock of such series will be cumulative, and the relative preferences or rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of such series;

(iii)                               the rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if any, and the relative preferences or rights of priority, if any, of payment of shares of such series;

(iv)                              the right, if any, of the holders of such series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another Person, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

(v)                                 the voting powers, if any, of the holders of such series, including whether such series will be a Voting Security and, if so designated, the terms and conditions on which the holders of such series may vote together with the holders of any other class or series of capital stock of the Corporation; provided, however, that no class or series of Preferred Stock which is issued and outstanding prior to the Series B Director Termination Time may be granted the right to vote in the election or removal of directors of the Corporation or to elect or appoint any directors;

(vi)                              the terms and conditions, if any, for the Corporation to purchase or redeem shares of such series; and

(vii)                           any other relative rights, powers, preferences and limitations, if any, of such series.

The Board of Directors is hereby expressly authorized to exercise its authority with respect to fixing, designating and issuing various series of the Preferred Stock and determining the powers, designations, preferences and relative, participating, optional or other rights of such series of Preferred Stock, if any, and the qualifications, restrictions or limitations thereof, if any, to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Restated Certificate or any Preferred Stock Designation.  All shares of any one series of the Preferred Stock will be alike in every particular.  Except to the extent otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by the laws of the State of Delaware.  Further, unless otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, no consent or vote of the holders of shares of Preferred Stock or any series thereof will be required for any amendment to this Restated Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Preferred Stock or such series, as the case may be, then outstanding).

Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by a Preferred Stock Designation or as part of any other series of Preferred Stock.

ARTICLE V

DIRECTORS

SECTION A

NUMBER OF DIRECTORS

The governing body of the Corporation will be the Board of Directors.  Prior to the Series B Director Termination Time, the number of directors constituting the entire Board will be fixed at seven (7), with two (2) directors being Series B Directors and five (5) directors being Common Stock Directors. Following the Series B Director Termination Time, subject to any rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors will not be less than three (3) and the exact number of directors will be fixed by the Board of Directors by resolution from time to time.  Election of directors need not be by written ballot.

SECTION B

DESIGNATION OF DIRECTORS AND CLASSIFICATION OF THE BOARD

1.                                      Series B Directors.

At all times prior to the Series B Director Termination Time, the holders of the outstanding shares of Series B Common Stock, voting or acting by written consent and as a separate class of Common Stock, will have the exclusive right to elect two (2) directors (such directors elected or to be elected by the holders of Series B Common Stock, the “Series B Directors,” which term includes those persons serving as the Series B Directors immediately following the Effective Time).  The term of office of each of the Series B Directors will expire at the earlier of (x) the Proxy Swap Termination Date (as defined in the Transaction Agreement) (the date and time of such Proxy Swap Termination Date, the “Series B Director Termination Time”), and (y) the second (2nd) annual meeting of stockholders of the Corporation following the election of each Series B Director or, with respect to each initial Series B Director, the second (2nd) annual meeting of stockholders of the Corporation following the Effective Time.  At the Series B Director Termination Time, the right of the holders of the Series B Common Stock to elect the Series B Directors and the term of office of all Series B Directors will immediately expire, and the persons then serving as Series B Directors will immediately cease to be directors of the Corporation.  At the Series B Director Termination Time, the total authorized number of directorships of the Corporation shall be automatically reduced by the total number of authorized Series B Director directorships.  Until the Series B Director Termination Time, each Series B Director will hold office until the earliest of the Series B Director Termination Time, the expiration of his or her term and until his or her respective successor is elected and qualified or until such Series B Director’s earlier death, resignation or removal.

2.                                      Common Stock Directors.

Prior to the Series B Director Termination Time, five (5) directors of the Corporation will be elected by the holders of the outstanding shares of Series A Common Stock and the holders of the outstanding shares of Series B Common Stock, voting together as a single class (such directors elected or to be elected in such manner, the “Common Stock Directors,” which term includes those persons serving as the Common Stock Directors immediately following the Effective Time).  Commencing with the annual meeting of stockholders held in 2017, until the Series B Director Termination Time, the term of office of the Common Stock Directors will expire at each annual meeting of stockholders following the Effective Time.  At the Series B Director Termination Time, the Common Stock Directors then in office will become the entire Board and will be classified in accordance with Section B.3(a) of Article V.  Following the Series B Director Termination Time, the directors of the Corporation will hold office in accordance with this Section B of Article V for the applicable term set forth in Section B.3(a) of Article V.  Each Common Stock Director will hold office until the expiration of his or her term and until his or her respective successor is elected and qualified or until such Common Stock Director’s earlier death, resignation or removal.

3.                                      Classified Board of Directors following the Series B Director Termination Time.

(a)                                 Upon the Series B Director Termination Time, the Board shall become classified into three (3) classes:  Class I, Class II and Class III; provided, that any directors elected after the Series B Director Termination Time solely by the holders of any series of Preferred Stock (any such directors, the “Preferred Stock Directors”) will not be so classified unless so provided in the Preferred Stock Designation for such series of Preferred Stock.  Each class of directors will consist, as nearly as possible, of a number of directors equal to one-third (1/3) of the then authorized number of members of the Board of Directors (other than any Preferred Stock Directors) authorized as provided in Section A of this Article V.  The Board of Directors is authorized to assign those directors already in office to such classes upon the Series B Director Termination Time.  The term of office of the initial Class I directors will expire at the first (1st) annual meeting of stockholders following the Series B Director Termination Time; the term of office of the initial Class II directors will expire at the second (2nd) annual meeting of stockholders following the Series B Director Termination Time; and the term of office of the initial Class III directors will expire at the third (3rd) annual meeting of stockholders following the Series B Director Termination Time.  At each annual meeting of stockholders of the Corporation following the Series B Director Termination Time, the successors of that class of directors whose term expires at that meeting will be elected to hold office in accordance with this Section B of Article V for a term expiring at the third (3rd) annual meeting of stockholders following the year of their election.  The directors of each class will hold office until the expiration of the term of such class and until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.

(b)                                 Following the Series B Director Termination Time, the directors of the Corporation, other than any Preferred Stock Directors, shall be elected by the holders of the outstanding Voting Securities, voting together as a single class.

SECTION C

DIRECTOR VOTING POWERS

Except (x) as otherwise required by law or (y) with respect to voting on any matter that is an Expedia Board Voting Determination (as defined below) or a Splitco Director Determination (as defined below), each director (regardless of whether such director is a Series B Director, a Common Stock Director or a Preferred Stock Director) shall be entitled to one (1) vote on each matter considered by the Board of Directors.  In connection with an election occurring prior to the Series B Director Termination Time of persons (other than persons to be designated as Splitco Directors (as such term is defined in the Governance Agreement)) to serve on the board of directors of Expedia, the Corporation will vote the shares of common stock, par value $0.0001 per share, of Expedia and the shares of Class B common stock, par value $0.0001 per share, of Expedia and any other Common Shares (as defined in the Stockholders Agreement), in each case, which are beneficially owned by the Corporation (and any other Common Shares with respect to which it has the power to vote, whether by proxy or otherwise) and which are entitled to vote in the election of the board of directors of Expedia (collectively, the “Corporation Expedia Shares”), only in accordance with a resolution (x) approved by a majority of the votes cast by directors of the Corporation at a meeting at which at least one (1) Series B Director is present or (y) set forth in a unanimous written consent of the Board of Directors at a time when there is at least one (1) Series B Director in office (an “Expedia Board Voting Determination”).  For the avoidance of doubt, (x) an Expedia Board Voting Determination will not include the Splitco Director Determination, (y) the Corporation shall not have the power to vote the Corporation Expedia Shares if an Expedia Board Voting Determination has not been made or, if made, holders of Series B Common Stock have taken action subsequent to the making of such Expedia Board Voting Determination and prior to the applicable meeting of Expedia stockholders to remove any Series B Director, in which case the Corporation will not have the power to vote such Corporation Expedia Shares until such time as holders of Series B Common Stock have replaced such removed Series B Director(s) and the Board of Directors has taken action to amend, modify or ratify the Expedia Board Voting Determination and (z) any purported vote of Corporation Expedia Shares in any manner other than as set forth in the Expedia Board Voting Determination shall be null and void and of no force or effect.  With respect to the votes of directors with respect to an Expedia Board Voting Determination occurring prior to the Series B Director Termination Time, (i) each Common Stock Director will be entitled to cast one (1) vote and (ii) each Series B Director present at the meeting will be entitled to cast a number of votes equal to the quotient of (A) the total number of Common Stock Directors then authorized, plus one (1), divided by (B) the number of Series B Directors present at such meeting (rounded up to the next whole number of votes).

The Expedia Board Voting Determination (i) shall be made not less than twenty-four (24) business days prior to the date set by Expedia for any annual or special meeting of stockholders of Expedia at which directors are to be elected (provided, that, in the event the proxy statement for the applicable Expedia stockholder meeting has not been filed with the Securities and Exchange Commission (the “SEC”) on or prior to the thirtieth (30th) business day prior to the date set by Expedia for the applicable Expedia stockholder meeting, the Expedia Board Voting Determination shall be made as promptly as practical following the filing of such proxy statement with the SEC, and in any event not later than the close of business, New York City time, on the third (3rd) Business Day after such proxy statement is filed with the SEC), (ii) may not be made by or delegated to a committee of the Board, and (iii) will be reflected in a resolution or unanimous written consent of the Board as provided in the prior paragraph which, upon adoption, may only be modified, amended or otherwise changed (A) by a resolution approved either (x) unanimously by directors constituting the entire Board (and not by a committee of the Board) or (y) in the event holders of Series B Common Stock have taken action by written consent to fill any vacancy in the Series B Director directorships resulting from removal pursuant to Article V, Section D which action shall have become effective, by a majority of the votes entitled to be cast with respect to an Expedia Board Voting Determination as provided in the prior paragraph, or (B) in a unanimous written consent of the Board at a time when there is at least one (1) Series B Director in office (and not by a committee of the Board) and, in each of clause (A) and clause (B), which will instruct the officers of the Corporation to vote or cause to be voted all Corporation Expedia Shares in accordance with such resolution or unanimous written consent (subject to any action specified in the Splitco Director Determination with respect to the Splitco Directors); provided, that in the event that after the Expedia Board Voting Determination is so adopted, any candidate for election to the board of directors of Expedia for whom the Corporation Expedia Shares are to be voted as specified in the Expedia Board Voting Determination does not stand for election for any reason, then all Corporation Expedia Shares will be voted in favor of the replacement nominee proposed by the Person who nominated the person for whom the Corporation Expedia Shares were to be originally voted.

In connection with decisions relating to the selection of persons to stand for election as Splitco Directors pursuant to the Governance Agreement or the voting of Corporation Expedia Shares with respect to the election of such Splitco Directors to the board of directors of Expedia (each, a “Splitco Director Determination”), the Corporation will designate the persons to stand for election as Splitco Directors and will vote the Corporation Expedia Shares for the election of such Splitco Directors only in accordance with a resolution (x) approved by a majority of the votes cast by directors of the Corporation at a meeting or (y) set forth in a unanimous written consent of the Board of Directors.  With respect to the votes of directors with respect to a Splitco Director Determination occurring prior to the Series B Director Termination Time, (i) each Common Stock Director will be entitled to cast three (3) votes and (ii) each Series B Director will be entitled to cast one (1) vote.

Splitco Director Determinations relating to the voting of Corporation Expedia Shares with respect to the election of Splitco Directors shall be made at the same meeting (or be set forth in a unanimous written consent on the same date) as the Expedia Board Voting Determination; provided, that in the event that after the Splitco Director Determination is so adopted, any candidate for election to the board of directors of Expedia for whom the

Corporation Expedia Shares are to be voted as specified in the Splitco Director Determination does not stand for election for any reason, then all Corporation Expedia Shares will be voted in favor of the replacement nominee proposed by the Board in accordance with the procedures set forth in this Section C with respect to the original candidate for election to the board of directors of Expedia.

Notwithstanding the foregoing, prior to the Series B Director Termination Time, the Corporation will not have the power or authority to vote the Corporation Expedia Shares in the election of directors to serve on the board of directors of Expedia pursuant to the Expedia Board Voting Determination unless, if applicable, the Corporation simultaneously votes the Corporation Expedia Shares in favor of the Splitco Directors designated in accordance with the Governance Agreement and the Splitco Director Determination.

SECTION D

REMOVAL OF DIRECTORS

Prior to the Series B Director Termination Time, (i) any or all Series B Directors may be removed from office, with or without cause, only by the affirmative vote (or written consent) of the holders of at least a majority of the total voting power of the then outstanding shares of Series B Common Stock, voting as a separate class, and (ii) any and all Common Stock Directors may be removed from office, with or without cause, only by the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of Series A Common Stock and Series B Common Stock (voting as provided in Article IV, Section B.1), voting together as a single class.  Following the Series B Director Termination Time and subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class.

SECTION E

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

1.                                      Common Stock Directors.

Prior to the Series B Director Termination Time, vacancies in the Common Stock Director directorships on the Board of Directors resulting from death, resignation, removal, disqualification or other cause will be filled only by the affirmative vote of a majority of the Common Stock Directors then in office or, in the event only one (1) Common Stock Director remains in office, by the sole remaining Common Stock Director.  Any Common Stock Director appointed in accordance with the preceding sentence will hold office for the remainder of the term of his or her predecessor, and until such director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal.

2.                                      Series B Directors.

Prior to the Series B Director Termination Time and subject to the right of holders of Series B Common Stock to remove and replace Series B Directors pursuant to this Restated Certificate, (a) vacancies in the Series B Director directorships on the Board of Directors resulting from removal pursuant to Article V, Section D will be filled only by the affirmative vote (or written consent) of the holders of at least a majority of the total voting power of the then outstanding shares of Series B Common Stock, voting as a separate class, and (b) vacancies in the Series B Director directorships on the Board of Directors resulting from death, resignation, disqualification or other cause (excluding removal) will be filled either (i) by the affirmative vote (or written consent) of the holders of at least a majority of the total voting power of the then outstanding shares of Series B Common Stock, voting as a separate class, or (ii) by a majority of the Series B Directors then in office or, in the event only one (1) Series B Director remains in office, by the sole remaining Series B Director.  Any Series B Director elected or appointed in accordance with the preceding sentence will hold office for the remainder of the term of his or her predecessor, and until such director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal; provided, that, upon the Series B Director Termination Time, any such Series B Director’s term of office shall immediately expire and such person will immediately cease to be a director of the Corporation.

3.                                      Stockholder Meeting.

In the event that, at any time prior to the Series B Director Termination Time, (i) there remain on the Board of Directors no Series B Directors or no Common Stock Directors, or (ii) a Series B Director is removed pursuant to Article V, Section D, then the Corporation will promptly call and hold a special meeting of stockholders (of the series or series of Common Stock necessary to elect directors to fill such vacancies) for the purpose of electing Series B Directors or Common Stock Directors, as the case may be, to fill such vacancies; provided, however, that in the case of Series B Directors, such vacancies may be filled by written consent as provided in Article V, Section E.2 of this Restated Certificate in lieu of holding a special meeting of stockholders for the purpose of electing Series B Directors.

4.                                      Newly Created Directorships and Vacancies Following the Series B Director Termination Time.

Following the Series B Director Termination Time, subject to the rights of holders of any series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director.  Any director appointed in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director, except as may be provided with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

SECTION F

LIMITATION ON LIABILITY AND INDEMNIFICATION

1.                                      Limitation On Liability.

To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

2.                                      Indemnification.

(a)                                 Right to Indemnification.  The Corporation will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person.  Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of this Section F.  The Corporation will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

(b)                                 Prepayment of Expenses.  The Corporation will pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

(c)                                  Claims.  If a claim for indemnification or payment of expenses under this paragraph is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney’s fees) of prosecuting such claim to the fullest extent permitted by Delaware law.  In any such action the Corporation will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(d)                                 Non-Exclusivity of Rights.  The rights conferred on any person by this paragraph will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Restated Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

(e)                                  Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

3.                                      Amendment or Repeal.

Any amendment, modification or repeal of the foregoing provisions of this Section F will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SECTION G

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors, by action taken by the affirmative vote of not less than, if prior to the Series B Director Termination Time, at least 80% of the members of the entire Board, or, if following the Series B Director Termination Time, at least 75% of the members of the entire Board (in either case, rounded up to the next whole number) (such percentage of the entire Board, the “Applicable Percentage”), is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation; provided that prior to the Series B Director Termination Time, the provisions of the third to the last paragraph of Article II, Section 2.8 of the Bylaws relating to the Series B Director Committee may not be amended without the approval of a majority of the Series B Directors then in office at such time as there is at least one (1) Series B Director in office.

ARTICLE VI

TERM

The term of existence of this Corporation shall be perpetual.

ARTICLE VII

STOCK NOT ASSESSABLE

The capital stock of this Corporation shall not be assessable.  It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation.  This Restated Certificate shall not be subject to amendment in this respect.

ARTICLE VIII

MEETINGS OF STOCKHOLDERS

SECTION A

ANNUAL AND SPECIAL MEETINGS

Except as otherwise provided in a Preferred Stock Designation or unless otherwise prescribed by law or by another provision of this Restated Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, will only be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 70% of the total voting power of the then outstanding Voting Securities entitled to vote thereon or (ii) at the request of at least the Applicable Percentage of the members of the entire Board.

SECTION B

ACTION WITHOUT A MEETING

Except as provided in a Preferred Stock Designation, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that notwithstanding the foregoing, prior to the Series B Director Termination Time, holders of Series B Common Stock may take action by written consent with respect to the election, appointment, or removal of any or all Series B Directors or the filling of any vacancy in a Series B Director directorship in accordance with this Restated Certificate.

ARTICLE IX

ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

Subject to the rights of the holders of any series of Preferred Stock, in addition to any other vote of the stockholders of the Corporation (or the holders of any class or series) otherwise required by any applicable law or regulation or this Restated Certificate, the affirmative vote of the holders of at least 70% of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class at a meeting specifically called for such purpose, will be required in order for the Corporation to take any action to authorize:

(i)                                     the amendment, alteration or repeal of any provision of this Restated Certificate or the addition or insertion of other provisions herein, whether by amendment, merger, consolidation or otherwise; provided, however, that this clause (i) will not apply to any such amendment, alteration, repeal, addition or insertion (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation’s stockholders, or (B) that at least the Applicable Percentage of the members of the entire Board has approved;

(ii)                                  the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (ii) will not apply to, and no vote of the stockholders of the Corporation will be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section G of Article V of this Restated Certificate;

(iii)                               the merger or consolidation of this Corporation with or into any other corporation (including a merger consummated pursuant to Section 251(h) of the DGCL and notwithstanding the exception to a vote of the stockholders for such a merger set forth therein); provided, however, that this clause (iii) will not apply to any such merger or consolidation (A) as to which the laws of the State of Delaware, as then in effect, do not require the vote of this Corporation’s stockholders (other than Section 251(h) of the DGCL), or (B) that at least the Applicable Percentage of the members of the entire Board has approved;

(iv)                              the sale, lease or exchange of all, or substantially all, of the property or assets of the Corporation; provided, however, that this clause (iv) will not apply to any such sale, lease or exchange that at least the Applicable Percentage of the members of the entire Board has approved;

(v)                                 the dissolution of the Corporation; provided, however, that this clause (v) will not apply to such dissolution if at least the Applicable Percentage of the members of the entire Board has approved such dissolution; or

(vi)                              until the Series B Director Termination Time, the sale, assignment, transfer or conveyance of all or any portion of the Class B common stock of Expedia held by the Corporation; provided, however, that a business combination in which a third party acquires control of the Corporation prior to the Series B Director Termination Time will not be deemed a sale, assignment, transfer or conveyance of the Class B common stock of Expedia only if (i) the business combination gives rise to (x) a right of Barry Diller to terminate the Diller Assignment which right he declines or fails to exercise within the required time period or (y) the automatic termination of the Diller Assignment which Barry Diller waives prior to such termination and (ii) Barry Diller’s rights under the Stockholders Agreement and Governance Agreement are not diminished or impaired (other than in a de minimis manner).

Subject to the foregoing provisions of this Article IX, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to this Restated Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article IX.

ARTICLE X

CERTAIN BUSINESS OPPORTUNITIES

1.                                      Certain Acknowledgements; Definitions.

In recognition and anticipation that:

(a)                                 directors and officers of the Corporation may serve as directors, officers, employees and agents of any other corporation, company, partnership, association, firm or other entity, including, without limitation, Subsidiaries and Affiliates of the Corporation (“Other Entity”),

(b)                                 the Corporation, directly or indirectly, may engage in the same, similar or related lines of business as those engaged in by any Other Entity and other business activities that overlap with or compete with those in which such Other Entity may engage,

(c)                                  the Corporation may have an interest in the same areas of business opportunity as any Other Entity, and

(d)                                 the Corporation may engage in material business transactions with any Other Entity and its Affiliates, including, without limitation, receiving services from, providing services to or being a significant customer or supplier to such Other Entity and its Affiliates, and that the Corporation and such Other Entity or one or more of their respective Subsidiaries or Affiliates may benefit from such transactions, and as a consequence of the foregoing, it is in the best interests of the Corporation that the rights of the Corporation, and the duties of any directors or officers of the Corporation (including any such persons who are also directors, officers or employees of any Other Entity), be determined and delineated, as set forth herein, in respect of (x) any transactions between the Corporation and its Subsidiaries or Affiliates, on the one hand, and such Other Entity and its Subsidiaries or Affiliates, on the other hand, and (y) any potential transactions or matters that may be presented to officers or directors of the Corporation, or of which such officers or directors may otherwise become aware, which potential transactions or matters may constitute business opportunities of the Corporation or any of its Subsidiaries or Affiliates.

In recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with any Other Entity and of the benefits to be derived by the Corporation by the possible service as directors or officers of the Corporation and its Subsidiaries of persons who may also serve from time to time as directors, officers or employees of any Other Entity, the provisions of this Article X will, to the fullest extent permitted by law, regulate and define the conduct of the business and affairs of the Corporation in relation to such Other Entity and its Affiliates, and as such conduct and affairs may involve such Other Entity’s respective directors, officers or employees, and the powers, rights, duties and liabilities of the Corporation and its officers and directors in connection therewith and in connection with any potential business opportunities of the Corporation.

Any Person purchasing, receiving, holding or otherwise becoming the owner of any shares of capital stock of the Corporation, or any interest therein, will be deemed to have notice of and to have consented to the provisions of this Article X. References in this Article X to “directors,” “officers” or “employees” of any Person will be deemed to include those Persons who hold similar positions or exercise similar powers and authority with respect to any Other Entity that is a limited liability company, partnership, joint venture or other non-corporate entity.

2.                                      Duties of Directors and Officers Regarding Potential Business Opportunities; No Liability for Certain Acts or Omissions.

If a director or officer of the Corporation is offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Corporation or any of its Subsidiaries or Affiliates, in which the Corporation could, but for the provisions of this Article X, have an interest or expectancy (any such transaction or matter, and any such actual or potential business opportunity, a “Potential Business Opportunity”):

(a)                                 such director or officer will, to the fullest extent permitted by law, have no duty or obligation to refer such Potential Business Opportunity to the Corporation, or to refrain from referring such Potential Business Opportunity to any Other Entity, or to give any notice to the Corporation regarding such Potential Business Opportunity (or any matter related thereto),

(b)                                 such director or officer will, to the fullest extent permitted by law, not be liable to the Corporation or any of its Subsidiaries or any of its stockholders, as a director, officer, stockholder or otherwise, for any failure to refer such Potential Business Opportunity to the Corporation or any of its Subsidiaries, or for referring such Potential Business Opportunity to any Other Entity, or for any failure to give any notice to or otherwise inform the Corporation or any of its Subsidiaries regarding such Potential Business Opportunity or any matter relating thereto,

(c)                                  any Other Entity may engage or invest in, independently or with others, any such Potential Business Opportunity,

(d)                                 the Corporation shall not have any right in or to such Potential Business Opportunity or to receive any income or proceeds derived therefrom, and

(e)                                  the Corporation shall have no interest or expectancy, and hereby specifically renounces any interest or expectancy, in any such Potential Business Opportunity,

unless both the following conditions are satisfied: (A) such Potential Business Opportunity was expressly offered to a director or officer of the Corporation solely in his or her capacity as a director or officer of the Corporation or as a director or officer of any Subsidiary of the Corporation and (B) such opportunity relates to a line of business in which the Corporation or any of its Subsidiaries is then directly engaged.

3.                                      Amendment of Article X.

No alteration, amendment or repeal, or adoption of any provision inconsistent with, any provision of this Article X will have any effect upon

(a)                                 any agreement between the Corporation or an Affiliate thereof and any Other Entity or an Affiliate thereof, that was entered into before the time of such alteration, amendment or repeal or adoption of any such inconsistent provision (the “Amendment Time”), or any transaction entered into in connection with the performance of any such agreement, whether such transaction is entered into before or after the Amendment Time,

(b)                                 any transaction entered into between the Corporation or an Affiliate thereof and any Other Entity or an Affiliate thereof, before the Amendment Time,

(c)                                  the allocation of any business opportunity between the Corporation or any Subsidiary or Affiliate thereof and any Other Entity before the Amendment Time, or

(d)                                 any duty or obligation owed by any director or officer of the Corporation or any Subsidiary of the Corporation (or the absence of any such duty or obligation) with respect to any Potential Business Opportunity which such director or officer was offered, or of which such director or officer otherwise became aware, before the Amendment Time (regardless of whether any proceeding relating to any of the above is commenced before or after the Amendment Time).

IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this [•] day of [•].

LIBERTY EXPEDIA HOLDINGS, INC.

By:
Name:
Title: